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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     ENRON CAPITAL TRUST II               ENRON CORP.           ENRON PREFERRED FUNDING II, L.P.
   (Exact name of registrant       (Exact name of registrant       (Exact name of registrant
      as specified in its               as specified in         as specified in its certificate
     certificate of trust)               its charter)               of limited partnership)
           DELAWARE                        DELAWARE                        DELAWARE
    (State of incorporation         (State of incorporation         (State of incorporation
       or organization)                or organization)                or organization)
          76-6122939                      47-0255140                      76-0522934
       (I.R.S. Employer                (I.R.S. Employer                (I.R.S. Employer
      Identification No.)             Identification No.)             Identification No.)

           1400 SMITH STREET, HOUSTON, TEXAS                                    77002
        (Address of principal executive offices)                              (Zip Code)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                  8 1/8% Trust Originated Preferred Securities
                   (Title of each class to be so registered)

                            New York Stock Exchange
                        (Name of each exchange on which
                        each class is to be registered)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                                (Title of Class)

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ITEM 1. DESCRIPTION OF SECURITIES TO BE REGISTERED.

     The class of securities to be registered hereby is the 8 1/8% Trust Originated Preferred Securities (the "Trust Preferred Securities") of Enron Capital Trust II, a statutory business trust formed under the Delaware Business Trust Act, as amended ("Enron Capital Trust").

     For a description of the Trust Preferred Securities (including the related Partnership Preferred Securities, the Partnership Guarantee, the Trust Preferred Securities Guarantee, the Investment Guarantee and the Company Debenture) reference is made to the description of the Trust Preferred Securities (and related securities) included in the prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-3 (the "S-3 Registration Statement") (Registration Nos. 333-18669, 333-18669-01 and 333-18669-02) of Enron Corp., Enron Capital Trust and Enron Preferred
Funding II, L.P. (the "Prospectus"). Such Prospectus is incorporated herein by reference.

ITEM 2. EXHIBITS.

     The securities described herein are to be listed on the New York Stock Exchange, on which no other securities of Enron Capital Trust are listed. Accordingly, the following exhibits required in accordance with Part II to the Instructions as to exhibits on Form 8-A have been duly filed with the New York Stock Exchange.

         4(a)*       -- Certificate of Trust of Enron Capital Trust II.

         4(b)*       -- Form of Amended and Restated Declaration of Trust of Enron Capital
                        Trust II.

         4(c)*       -- Certificate of Limited Partnership of Enron Preferred Funding II, L. P.

         4(d)*       -- Form of Amended and Restated Agreement of Limited Partnership of
                        Enron Preferred Funding II, L. P.

         4(e)*       -- Form of Trust Preferred Securities Guarantee Agreement between Enron
                        Corp. and The Chase Manhattan Bank, as guarantee trustee.

         4(f)*       -- Form of Partnership Guarantee Agreement between Enron Corp. and The
                        Chase Manhattan Bank, as guarantee trustee.

         4(g)*       -- Form of Indenture between Enron Corp. and The Chase Manhattan Bank, as trustee.

         4(h)*       -- Form of Affiliate Debenture Guarantee Agreement by Enron Corp. and
                        The Chase Manhattan Bank, as guarantee trustee.

         4(i)*       -- Form of Trust Preferred Security (included in Exhibit 4(b) above).

         4(j)*       -- Form of Partnership Preferred Security (included in Exhibit 4(d)
                        above).

         4(k)*       -- Form of Subordinated Debenture (included in Exhibit 4(g) above).

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* Incorporated herein by reference to the like-numbered exhibits to the S-3
  Registration Statement.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

                                          ENRON CAPITAL TRUST II

                                          By:       /s/ KEITH A. CRANE
                                             Keith A. Crane, Regular Trustee

                                          ENRON PREFERRED FUNDING II, L.P.

                                          By: Enron Corp., as general partner

                                          By:      /s/ PEGGY B. MENCHACA
                                                     Peggy B. Menchaca
                                                Vice President and Secretary

                                          ENRON CORP.

                                          By:      /s/ PEGGY B. MENCHACA
                                                     Peggy B. Menchaca
                                                Vice President and Secretary

Date: January 13, 1997